EXHIBIT 1

TRANSACTIONS SINCE THE DATE OF THE MOST RECENT FILING
ON SCHEDULE 13D

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since the date of the most recent filing on Schedule 13D.  Such transactions involved the sale of shares on the NASDAQ Global Select Market.  The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
11/15/20111	Sale	$10.0248	11,035
11/16/20112	Sale	10.0070	290
11/22/2011	Sale	10.0000	3,421
11/28/20113	Sale	10.0007	2,578
11/30/20114	Sale	10.0604	24,402
12/1/20115	Sale	10.0490	12,336
12/2/20116	Sale	10.0847	3,690
12/5/20117	Sale	10.0466	7,664
12/6/20118	Sale	10.0655	8,792
12/7/20119	Sale	10.0047	4,531
12/9/201110	Sale	10.0023	9,601
12/13/201111	Sale	10.0047	2,134
12/14/201112	Sale	10.0007	19,791
12/15/201113	Sale	10.0498	30,013
12/16/201114	Sale	10.1195	24,702
12/19/201115	Sale	10.1156	6,255
12/20/201116	Sale	10.2412	30,355

1 This transaction was executed in multiple trades at prices ranging from $10.00 - 10.08.
2 This transaction was executed in multiple trades at prices ranging from $10.00 - 10.01.
3 This transaction was executed in multiple trades at prices ranging from $10.00 - 10.01.
4 This transaction was executed in multiple trades at prices ranging from $10.00 - 10.10.
5 This transaction was executed in multiple trades at prices ranging from $10.00 - 10.13.
6 This transaction was executed in multiple trades at prices ranging from $10.05 - 10.10.
7 This transaction was executed in multiple trades at prices ranging from $10.00 - 10.14.
8 This transaction was executed in multiple trades at prices ranging from $10.01 - 10.10.
9 This transaction was executed in multiple trades at prices ranging from $10.00 - 10.03.
10 This transaction was executed in multiple trades at prices ranging from $10.00 - 10.02.
11 This transaction was executed in multiple trades at prices ranging from $10.00 - 10.03.
12 This transaction was executed in multiple trades at prices ranging from $10.00 - 10.03.
13 This transaction was executed in multiple trades at prices ranging from $10.00 - 10.18.
14 This transaction was executed in multiple trades at prices ranging from $10.10 - 10.17.
15 This transaction was executed in multiple trades at prices ranging from $10.05 - 10.23.
16 This transaction was executed in multiple trades at prices ranging from $10.10 - 10.39.